SECOND AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of February 28, 2025, by and between Russell Investments Exchange Traded Funds and Foreside Fund Services, LLC (together, the “Parties”) is effective as of October 1, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.  Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.  Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.  Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.  This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

Russell Investments Exchange Traded Funds		Foreside Fund Services, LLC

By:	/s/Vernon Barback	By:	/s/Teresa Cowen
Name: Vernon Barback		Name: Teresa Cowan
Title:	President and CEO	Title:	President

Date:	October 7, 2025	Date:	October 2, 2025

EXHIBIT A

Russell Investments U.S. Small Cap Equity ETF (f/k/a U.S. Small Cap Equity Active ETF)

Russell Investments International Developed Equity ETF (f/k/a International Developed Equity Active ETF)

Russell Investments Global Equity ETF (f/k/a Global Equity Active ETF)

Russell Investments Emerging Markets Equity ETF (f/k/a Emerging Markets Equity Active ETF)

Russell Investments Global Infrastructure ETF (f/k/a Global Infrastructure Active ETF)

Russell Investments Core Plus Bond ETF

Russell Investments Global Real Estate ETF